UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2017 (September 13, 2017)

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Powell Place Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 732-1231

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On September 13, 2017, AAC Healthcare Network, Inc., a Delaware corporation (“Buyer”) and wholly owned subsidiary of AAC Holdings, Inc., a Nevada corporation (“Holdings”), entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among Buyer, Holdings, AdCare, Inc., a Massachusetts corporation (the “Company”), and AdCare Holding Trust, a Massachusetts business trust (“Seller”). The Company and its subsidiaries offer treatment of drug and alcohol addiction and own, among other things, a 114-bed hospital and five outpatient centers in Massachusetts and a 52-bed (46 currently licensed) residential treatment center and two outpatient centers in Rhode Island.

Pursuant to the Purchase Agreement, Buyer has agreed to acquire from Seller all of the issued and outstanding shares of common stock, no par value per share, of the Company in exchange for the following: (i) the payment by Buyer of $70,000,000 in cash, (ii) the delivery by Buyer of the number of unregistered shares of the common stock, par value $0.001, of Holdings (“Common Shares”), equal to $5,000,000 divided by the average closing price per Common Share on the New York Stock Exchange during the ten (10) trading day period ending three (3) business days prior to the closing date (the “Closing Stock Consideration”); and (iii) the delivery by Buyer of a promissory note issued by Holdings to Seller in the principal amount of $10,000,000 (the “Promissory Note”), for aggregate consideration of $85,000,000, subject to adjustments as set forth in the Purchase Agreement.

The cash portion of the acquisition is anticipated to be financed through a combination of proceeds from the issuance of an incremental term loan under Holdings’ senior secured loan facility and cash on hand. The Promissory Note will mature no more than 91 days after the maturity date of Holdings’ then existing term loans, which are currently scheduled to mature on June 30, 2023, under Holdings’ senior secured loan facility and will bear interest on the unpaid principal amount thereof at a fixed rate per annum equal to 5%, compounded annually. At closing, the Closing Stock Consideration will be deposited in escrow as security for potential post-closing indemnity claims (the “Escrow Fund”) and $500,000 in cash will be deposited in escrow for shortfalls in the Company’s net working capital. In addition, post-closing indemnity claims for certain matters will be effected first by a set off against the Promissory Note and, to the extent such claim for indemnification exceeds the then outstanding principal and interest due under the Promissory Note, any remaining claims will be paid from the Escrow Fund.

The Purchase Agreement contains customary representations and warranties by the parties to such agreement as well as customary indemnification provisions and termination rights for the parties. Further, pursuant to the Purchase Agreement, Buyer, Holdings, Seller and Company have also agreed to customary covenants, including, among others, covenants relating to (1) the conduct of the Company’s business during the interim period between the execution of the Purchase Agreement and the completion of the acquisition; and (2) obligations to obtain any consents, approvals, permits, or authorizations which are required to be obtained in order to complete the acquisition under any applicable federal or state laws or regulations.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Buyer, Holdings, the Company or Seller. In particular, the assertions embodied in the representations and warranties in the Purchase Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Purchase Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Purchase Agreement are not necessarily characterizations of the actual state of facts about Buyer, Holdings, the Company or Seller at the time they were made or otherwise and should only be read in conjunction with the other information that Holdings makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (“SEC”).

Item 2.03	Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the Promissory Note is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the issuance of Common Shares is incorporated by reference into this Item 3.02. The issuance of Common Shares pursuant to the Purchase Agreement will be consummated without registration with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act as transactions not involving any public offering. No sales commission or other consideration will be paid in connection with such sale.

Item 7.01.	Regulation FD Disclosure.

On September 13, 2017, Holdings issued a press release (the “Press Release”) announcing that the Buyer, Holdings, Seller and the Company had entered into the Purchase Agreement, as described in Item 1.01 of this Current Report on Form 8-K. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1*	Securities Purchase Agreement, dated September 13, 2017, by and among AAC Holdings, Inc., AAC Healthcare Network, Inc., AdCare, Inc., and AdCare Holding Trust

99.1	Press Release, dated September 13, 2017

*	Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Michael T. Cartwright
Michael T. Cartwright
Chairman and Chief Executive Officer

Date: September 13, 2017